Exhibit 99.2

The Board of Directors

Furmanite Corporation

10370 Richmond Avenue

Suite 600

Houston, TX 77042

December 22, 2015

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated November 1, 2015, to the Board of Directors of Furmanite Corporation (“Furmanite” or the “Company”) as Annex C to, and reference thereto under the headings “SUMMARY — The Merger — Opinion of Furmanite’s Financial Advisor” and “THE MERGER — Opinion of Furmanite’s Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed merger involving Furmanite and Team, Inc., which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Team, Inc. (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

LAZARD FRERES & CO. LLC

By

Douglas A. Fordyce

Managing Director